United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 8, 2022

Date of Report (Date of earliest event reported)

SPI Energy Co., Ltd.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-37678	20-4956638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4677 Old Ironsides Drive, Suite 190 Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 919-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Share	SPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 8, 2022, SPI Energy Co., Ltd. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) pursuant to which the Company issued an unsecured convertible promissory note with a one-year maturity (“Note”) to an institutional accredited investor Streeterville Capital, LLC (“Investor”). The Note has the original principal amount of $2,110,000 and Investor gave consideration of $2,000,000, reflecting original issue discount of $100,000 and Investor’s legal fee of $10,000.

Interest accrues on the outstanding balance of the Note at 10% per annum. Upon the occurrence of an Event of Default (as defined in the Note), interest accrues at the lesser of 15% per annum or the maximum rate permitted by applicable law. Certain Major Defaults (as defined in the Note) will result in an additional 15% of the aggregate principal amount of the Note outstanding at such time being added to the total outstanding amount of such note.

Pursuant to the terms of the Agreement and the Note, the Company must obtain Investor’s consent for certain fundamental transactions such as consolidation, merger, disposition of substantial assets, change of control, reorganization or recapitalization. Any occurrence of a fundamental transaction without Investor’s prior written consent will be deemed an Event of Default.

Investor may redeem all or any part of the outstanding balance of the Note, subject to maximum monthly redemption amount of $350,000, at any time after six months from the Note issue date, in cash or converting into the Company’s ordinary shares at a conversion price of $20.00 per share, subject to certain adjustments and ownership limitations specified in the Note. The number of ordinary shares that may be issued upon conversion of the Note shall not exceed the requirement of Nasdaq Listing Rule 5635(d). The Note provides for liquidated damages upon failure to comply with any of the terms or provisions of the Note. The Company may prepay the outstanding balance of the Note in cash equal to 115% multiplied by the portion of the outstanding balance the Company elects to prepay.

The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933 in connection with the issuance and sale of the Note and underlying ordinary shares.

The foregoing description is qualified in its entirety by reference to the full text of the Note and the Agreement, a copy of each of which is filed as Exhibit 4.1 and Exhibit 10.1 hereto, and each of which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
4.1	Convertible Promissory Note, dated April 8, 2022
10.1	Securities Purchase Agreement between SPI Energy Co., Ltd. and Streeterville Capital, LLC, dated April 8, 2022
104	Cover page interactive data file (embedded within the iXBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPI ENERGY CO., LTD.

April 11, 2022	By:	/s/ Xiaofeng Peng
Xiaofeng Peng
Chief Executive Officer

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